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                                      AGREEMENT               May 31,1996

    River North Studios, Inc., Platinum Entertainment, Inc., ("Platinum"), River North Studio II, Inc. ("River North"), Joe Thomas ("Thomas") and Ira Antelis entered an agreement dated as of December 4, 1995 (the "Agreement") providing, INTER ALIO, for the use of the recording studio facilities of River North by Platinum without charge for a period of time described in the Agreement.

    Platinum has also entered an agreement with Brother Records, Inc. and the performing group The Beach Boys for the production of master recordings for a compilation album featuring performances in a country music style by The Beach Boys and various guest country music artists of songs the group has previously recorded (the "Album"). Platinum has engaged Thomas to produce the Album pursuant to the terms of its agreement with Thomas dated as of December 4, 1995 (the "Employment Agreement"), and recording of the Album has begun.

    In connection with the production of the Album, Platinum has originated the concept of producing an audio-visual work featuring The Beach Boys and the various guest artists performing on the Album (the "Project"). The Project would include performances of and interviews with The Beach Boys, the guest performers, and various other people on the topic of the recording of the Album, the influence of The Beach Boys on the music of the guest performers and music in general, and other related matters. Platinum has developed the Project by creating film, videotape, and other material featuring The Beach Boys and various guest artists (the "Material") and by other means.

    Platinum, River North, and Thomas believe it is in their respective best interests to amend the Agreement to provide for an alternative method of providing recording facilities to Platinum. Thomas also wishes to acquire all rights in and to the Project and the Material, and Platinum wishes to assign all such rights to Thomas. The parties therefore agree as follows.

    1. (a) In consideration of the payment of a total of Eight Hundred Fifty Thousand Dollars ($850,000.00) by River North and Thomas to Platinum, Platinum hereby agrees that Paragraphs 4(a) and 4(b) of the Agreement are hereby deleted and the following Paragraph 4 substituted therefor:

        " 4. (a) Newco and Thomas agree that, during the period of March 13, 1996, through December 31, 1996 (the "Initial Period"), Platinum shall be entitled to use of the Property and the recording studio facilities and other equipment in the Studio Space (currently identified as Studio A, Studio D, and the shared performance space for Studio A and Studio D (the "Performance Space") ) for its requirements of producing, mixing, dubbing, or mastering recordings. Platinum shall also be exclusively entitled to use the Property installed in Studio E for purposes of renting Studio E to Antelis. The use of Studio A by Platinum during the Initial Period shall be on a so-called "bumpable" basis, meaning that in the event of a conflict between the dates and times for bona fide use of Studio A for recording purposes scheduled by Newco and Platinum, (which conflict cannot be resolved in good faith cooperation), the use of Studio A by Newco shall control. During the Initial Period, Platinum shall be entitled to exclusive use of Studio D. Platinum's use of Studio D during the Initial Period shall be exclusive and shall be uninterrupted, unimpaired, and unrestricted. Platinum and Newco shall share the use of the Performance Space. In the event of a conflict between the dates and times for bona fide use of the Performance Space by Newco and Platinum, (which conflict cannot be resolved in good faith cooperation), the use of such Performance Space by Platinum shall control. The cost of the use of the Studio Space shall be at the hourly rate of $175.00 ($185.00 for The Beach Boys country albums project being produced pursuant to the agreement between Platinum, Brother Records, Inc., and The Beach Boys dated as of December 12, 1995 (the "Beach Boys Records")), excluding the cost of tape, which, at Platinum's election, shall be billed to Platinum at Newco's cost. There shall be no separate charge for the use of the Property. During the Initial Period, Platinum shall pay to Newco the sum of $6,500.00 per month, which sum shall constitute a prepayment of the cost of the use of the Studio Space by Platinum during the month of such payment.

         (b) During the period of January 1, 1997, through December 31, 1998 ("Lease Period"), Newco and Thomas agree that Platinum shall be entitled to use the Property and the exclusive use of Studio D and the shared use of the Performance Space equipped as described in Exhibit C attatched hereto ("Leased Studio") for its requirements of producing, mixing, dubbing, or mastering recordings. Platinum shall also be entitled to the use of Studio A on a bumpable basis. Payment for use of the Studios during the Lease Period shall be at the hourly rate of $175.00 ($185.00 for The Beach Boys Record), which rate shall exclude the cost of tape, which, at Platinum's election, shall be billed to Platinum at Newco's cost. There shall be no separate charge for the use of the Property. Platinum's use of the Leased Studio shall be uninteruppted, unimpaired, and unrestricted. Platinum and Newco shall share the use of the Performance Space. In the event of a conflict between the dates and times for bona fide use of the Performance Space by Newco and Platinum, (which conflict cannot be resolved in good faith cooperation), the use of such Performance Space by Platinum shall control. Prior to the payment in full of the Note (as defined in Paragraph 4 (b) of the agreement dated as of May 31, 1996, between Platinum, Newco, and

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    Thomas), Platinum shall pay to Newco, during the Lease Period, the sum of
    $10,000.00 per month ("Rental Payment"), which sum shall constitute a prepayment of the cost of the use of the Studios by Platinum during the month of such payment. Commencing with the month following the month during which the Note is paid in full, Platinum shall pay to Newco, during the Lease Period, the Rental Payment as a flat fee rental for unlimited use of the Leased Studio. Newco and Thomas hereby grant to Platinum two (2) separate, irrevocable options to extend the term of the Lease Period , such renewal terms ("Renewal Terms") to run consecutively beginning at the expiration of the immediately preceding period, all upon the same terms and conditions applicable to the initial Lease Period; provided, however, that at any time during any Renewal Term Platinum may elect to pay the actual rental cost to Newco for the Leased Studio in lieu of the Rental Payment. The term of each option period shall be one (1) year. Each option shall be exercised by notice to Newco at least thirty (30) days prior to the date the Lease Period would otherwise expire. Notwithstanding the foregoing, in the event of a change of control of Platinum, the termination of the Employment Agreement between Platinum and Thomas dated as of December 4, 1995, or the vacating of the Building by Newco, Platinum may terminate the Lease Period, effective upon the date of occurrence of any of such events. For purposes this agreement, a change of control of Platinum shall have occurred on the date which (1) all or substantially all of the assets or stock of Platinum are sold or (ii) Steven Devick ceases to be Platinum's chief executive officer.

         (c) Newco and Thomas agree to maintain the Studio Space, the Leased Studio, and the Property at all times during the Initial Period and the Lease Period in proper working condition. In the event Newco or Thomas fail to so maintain the Studio Space, the Leased Studio, or the Property, Platinum may elect to repair, restore, or otherwise bring the Studio Space, Leased Studio, or Property to working condition and to deduct the cost incurred in connection with such work from any amounts due from Platinum to Newco or Thomas. For purposes of clarity, all profits, fees and other amounts derived by Newco and Thomas for use of the Property and Studio Space shall, as between Platinum, Newco, and Thomas, be the sole and exclusive property of Newco and Thomas and shall not be used to recoup or otherwise offset any monies payable to Thomas pursuant to the Employment Agreement. Further, except with respect to the hourly rates chargeable to Platinum hereunder, all rates and charges for the use of the Property and Studio Space may be set by Newco and Thomas in their sole and absolute discretion.

         (d) Platinum agrees that Newco shall be entitled to bill Platinum for the use of Rick Fritz as an engineer for the Beach Boys Records up to the amount or thirty two thousand dollars ($32,000.00) per album, provided, however, that Platinum shall not be obligated to pay for any use of Rick Fritz unless The Beach Boys agree that the full amount of such charge is recoupable as a recording expense under their recording agreement with Platinum for the production of the Beach Boy Records and the payment of such charge does not cause the budget for the Beach Boy Record to which the charge will be applied to exceed $695,000.00. The payment for the use of Rick Fritz for the second Beach Boy Record shall be due within fifteen (15) days after the delivery of such record.

         (e) Platinum has entered an employment agreement with Stan Miller dated as of May 3, 1995 (the "Miller Agreement") engaging Miller to provide technical engineering services to the Studios and the Property. In consideration of the payment by Platinum to Newco of the sum of Thirty Five Thousand Dollars ($35,000.00), Platinum hereby assigns to Newco, effective as of the date hereof, all its rights, obligations, and interests in and to the Miller Agreement, and Newco hereby accepts such assignment and agrees to perform all obligations required to be performed by it under the Miller Agreement as employer of Stan Miller. Commencing June 1, 1996, Platinum also agrees to pay to Newco the sum of $2,000.00 each month the Miller Agreement remains in effect, but in no event longer than December 31, 1996. Newco and Thomas hereby agree to indemnify and hold Platinum harmless from any and all claims, demands, damages, costs and expenses (including reasonable attorney's fees), and all causes of action of whatsoever nature that Stan Miller or his successors ever may have against Platinum for, on account of, by reason of or arising out of or connected with the Miller Agreement for acts or ommissions occurring after March 13, 1996.

         (f) In the event Newco or Thomas vacate the Building, Newco and Thomas may, at their election, terminate this agreement upon notice to Platinum of their election to do so, effective as of the date occuring three (3) weeks prior to the date the Building is so vacated. In the event this agreement is so terminated, the Note set forth as Exhibit A to the agreement dated as of May 31, 1996, between Platinum, Thomas, and Newco shall be canceled, effective as of the date of termination."

         (b) The following sentence shall be added to the end of paragraph 2(a) of the Agreement:

    "The monthly rent for the Sub-Lease (excluding the cost for studio B), for the period commencing March 12, 1996, and ending December 31, 1996, shall be $8,557.38, plus a pro rata portion of the real estate assessment for the Building."

         (C) The Agreement, as amended, is hereby ratified and confirmed and acknowledged to be in full force and effect.

    2. In consideration of the payment to Platinum by Thomas of the amount of $401,000.00, Platinum hereby assigns to Thomas, effective as of the date hereof, all its right , title, and interest in and to the Project and the Material, including, but not limited to, all copyright, trademark, and other rights therein, together with all film, videotape, or other material produced in connection with the Project that constitutes the Material (it being understood that all rights in and to the Album remain the exclusive property of Platinum and are not considered included in the Project or the Material). Platinum warrants to Thomas that no right, license or privilege to exploit the Project or the Material has heretofore been granted to anyone, but not limited to, the disclaimer of any warranty concerning whether (i) the use of the Material or exloitation of the Project will in any way violate or infringe upon the rights of any third party or (ii) the consent of any person depicted in the Material to use the Material in any way has been obtained.

    3. The foregoing consideration shall be paid by Newco and Thomas to Platinum as follows:

         (a) The sum of $850,000.00 shall be paid in cash upon execution of this agreement.

         (b) The balance of $401,000.00 shall be paid by delivery of a promissory note in the form set forth in Exhibit A attached hereto (the "Note").

         (c) Thomas further agrees to remit to Platinum all sums in excess of $45,000.00 that are received by him, either directly or indirectly, from the exploitation of the Project and/or the Material up to the amount of $350,000.00. Thomas shall direct all parties acquiring any right or interest in or to the Project or the Material to direct all payments to Platinum, which shall retain all such payments for its own account until it has received the sum of $350,000.00, after which Platinum shall direct that all such payments shall be made to Thomas for his own account.

         (d) In the event Platinum elects to terminate the Lease Period (as defined in amended Paragraph 4 of the Agreement) on the grounds of a change of control of Platinum (as defined in amended Paragraph 1 of the Agreement), or Platinum fails to exercise an option to extend the Lease Period, or Thomas or Newco elect to terminate the Agreement on the grounds of the vacating of the Building, the balance of the Note outstanding as of the date of either such occurrence shall be forgiven, effective as of the date of either such occurrence.

    4. (a) Thomas agrees to execute and cause to be executed such further documents and instruments as Platinum may reasonably request in order to effectuate the terms and intentions of this agreement during and after the term hereof, and if Thomas fails or is unable to execute any such documents or instruments, Thomas hereby appoints Platinum as his attorney-in-fact with the full right and authority to execute and deliver the same, which appointment shall be deemed a power coupled with an interest and shall be irrevocable under any and all circumstances. Without limited the generality of the foregoing, Thomas agrees duly to execute and deliver to Platinum a power of attorney in the form provided in Exhibit D attached hereto. Thomas assents to the execution of this agreement by Newco and agrees to be bound by the terms and conditions thereof. Thomas guarantees the full and complete performance by Newco of this agreement insofar as any provision thereof relates to him or his services in any way, directly or indirectly.

         (b) In order to effectuate the repayment or the indebtedness under the Note, Thomas and Newco hereby direct Platinum to apply (i) all amounts due from Platinum to Newco during the Initial Period for use of the Studio Space and the Property in excess of six thousand five hundred dollars ($6,500.00), and
(ii) all amounts in excess of ten thousand dollars ($10,000.00) that are due from Platinum to Newco for use of the Studio Space and the Property during any month during the Lease Period, to repay the indebtedness under the Note. The foregoing direction shall be irrevocable during the period prior to the repayment of the Note in full. The amount of any reduction by Platinum of the balance due under the Note by offset of the foregoing indebtedness from Platinum to Newco shall constitute payment in full of such indebtedness to the extent of such reduction.

    5. (d) The Employment Agreement is hereby amended in the following respects:

              (i) Paragraph 6(D) is deleted and the following is substituted therefor:

         "D. 'Produced Masters' ... sound recordings to which, during the term of this Agreement, you have materially contributed your services as a producer, co-producer, or arranger, whether or not you are actually accorded credit as producer, co-producer, or arranger on album or other record packages."

              (ii) Paragraph 6(E) is deleted and the following is

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substituted therefor:

         "6.    'Contract Masters'  ...  sound recordings produced pursuant to agreements between Company and its recording artists, or between Company and a third person supplying the services of Company's recording artists, that are entered during the term of this Agreement for which you were the procuring cause of the entry of such agreements (but not including any extensions of such agreements beyond their original period, including original option periods)."

              (iii) The prefatory paragraph for Paragraph 7 and Paragraph 7(A) are deleted and the following is substituted therefore:

         "7.    Conditioned upon your full and faithful performance of all of the material terms and provisions hereof, you shall be paid in respect of the sale by Company or its licensees, both during the term of this agreement and after, of phonograph records embodying the Produced Masters and the Contract Masters (hereinafter individually and collectively "Record Masters") and in respect of any other exploitation by Company or its licensees of the Record Masters, the following royalties upon the terms hereinafter set forth. The royalties payable to you hereunder shall not be cumulative. In the event a Record Master is both a Produced Master and a Contract Master, the royalty payable to you shall not be increased.

              A. (i) In respect of long-playing records sold in the United States through normal distribution channels directly by Company or by companies with which Company has a so-called production and distribution agreement, in the form of discs (including, without limitation, compact discs) and in the form of pre-recorded tapes (including reel to reel tapes, cartridges and cassettes), Company shall pay you a royalty at the rate of two percent (2%) ("Basic Royalty") of the suggested retail list price from time to time of such records:

              (ii) in respect of 7-inch 45 RPM single records, 12-inch "disco-single" records, whether 33-1/3 RPM or 45 RPM, cassette or compact disc singles, or EPs (all such configurations are hereinafter sometimes referred to collectively by the term "Single Record") sold in the United States through normal distribution channels directly by Company or by companies with which Company has a so-called production and distribution agreement, Company shall pay you a royalty at the rate of one and one-half percent (1.5%) of the suggested retail list price from time to time of such records."

              (iv) Paragraph 1 is hereby redesignated as Paragraph 1(A), and the following Paragraph 1(B) is added to the agreement:

         "1(B). Notwithstanding the provisions of Paragraph 1(A), Company shall consent, during each annual period of this agreement, to furnish your services to others as a producer for the purposes producing master recordings ("Outside Masters"), subject to the following terms and conditions:

              (i) The number of Outside Masters produced during any annual period shall not exceed that number sufficient to constitute one long-playing record album of no more than one disc.

              (ii) The artist whose performance is featured in such Outside Masters shall have achieved the sale of at least 500,000 copies of a prior record album.

              (iii) All consideration due for your services in connection with the production of the Outside Masters (including, but not limited to, advances, fees, and royalties, but excluding actual expenses incurred by you for which you may be reimbursed) shall be paid directly to Company and shall be credited to your account hereunder in the following proportions: one hundred percent (100%) until your account in fully recouped, fifty percent (50%) of all amounts thereafter until Company has received the sum of Fifty Thousand Dollars ($50,000.00), and one hundred percent (100%) thereafter.

              (iv) The production of Outside Masters shall not interrupt, delay, or interfere with the rendition of your services hereunder.

              (v) In the event your name appears on liner notes, Company shall receive appropriate credit. You agree to use your best efforts to have Company accorded such credit.

              (vi) You shall furnish to Company a copy of all agreements relating to your services in connection with the production of the Outside Masters."

         (v) Paragraph 2(a) is amended to provide that the agreement will be for a period ending December 31, 1996, provided, however, that, at the election of Thomas delivered in writing to Platinum on or before August 31, 1996, the agreement may be extended for an additional period of four (4) years, beginning January 1, 1997. This paragraph is also amended by adding the word "nonrefundable" prior to the word "advance" appearing in line three. The following additional language is added to Paragraph


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2(a):

         "In the event, during any period when Thomas is not in breach of any material term of this agreement, Company fails to pay to Thomas when due the compensation under Paragraphs 2(a) or (b), and Company fails to cure such breach within ten (10) business days of its receipt from Thomas of notice of such breach, Thomas shall be entitled to terminate this agreement upon notice to Company of his election to do so. The foregoing right of termination shall not be in limitation of any other right or remedy Thomas may have."

         (vi)  The following Paragraph 2(d) is added to the agreement:

         "2(d). In the event Company elects, at Thomas' request, to engage outside attorneys in connection with the negotiation of any recording agreement for the production of Contract Masters, the fees and disbursements paid by Company in connection with such negotiation shall constitute costs recoupable from the royalties otherwise payable under this agreement."

         (vii)  The following Paragraph 7(e) is added to the agreement:

         "G.     Notwithstanding anything to the contrary contained herein, on exploitations of the Record Masters for which the applicable artist is paid a percentage of Company's net royalty or net flat fees under the applicable agreement engaging such artist's recording services, and on exploitations of the Record Masters embodied in audio-visual devices (such as videodiscs and videocassettes) after Artist's video account is in a fully recouped position with respect to such devices embodying the Masters, you shall be paid a royalty equal to that percentage of the applicable artist's net flat fees or net royalties on such exploitations that results from dividing the aggregate royalty rate payable under the agreement engaging the applicable artist and all record producers on reproductions of the applicable Record Masters, or audio-visual devices, whichever the case may be, by the aggregate royalty rate payable to you on reproductions and exploitations of such Record Masters or audio-visual devices."

         (L) Platinum and Thomas acknowledge and agree that the initial sound recordings to be defined as Produced Masters under the Employment Agreement, as amended, shall be the recordings featuring The Beach Boys produced pursuant to the agreement between


                                          9

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Platinum, Brother Records, Inc., and The Beach Boys dated as of December 12,
1995 (the Beach Boys Records), and that no sound recordings released prior to the release of the Beach Boy Records shall be deemed Produced Masters.

         (c) Platinum agrees that Thomas shall be entitled to receive additional compensation in the form of royalties computed on the sale of Produced Masters on the following terms and conditions;

              (i) All such royalties shall be paid from the royalties otherwise payable to the artist featured on the Produced Masters and shall be paid only with the prior written consent of such artist.

              (ii) In no event shall such royalties exceed the amount of three percent (3%) of the retail price of records featuring such Produced Masters, as such royalties are customarily computed and paid by Platinum.

              (iii) No such royalties shall be credited to your account unless and until the aggregate of recording costs with respect to the applicable Produced Masters are recouped from royalties on reproductions and exploitations of the Produced Masters at the "Net Artist Royalty Rate". Recoupment shall be determined on a record master by record master basis. The term "Net Artist Royalty Rate" shall mean the aggregate royalty rate payable under the agreement engaging the applicable artist and all record producers on reproductions of the applicable Produced Masters, less the aggregate royalty rate payable to you on reproductions and exploitations of such Produced Masters. After that recoupment, your royalty account shall be credited with royalties earned by you hereunder on all exploitations of the applicable Produced Masters retroactively to the first record sold.

              (iv) All such royalties shall be used to recoup all other advances, costs and other amounts payable to you under the Employment Agreement.

         (d) The Employment Agreement, as amended, is hereby ratified and confirmed and acknowledged to be in full force and effect.

    6. In the event Thomas fails to elect to extend the term of the Employment Agreement pursuant to amended Paragraph 2(a), then, during the period commencing January 1, 1997 and ending December 31, 2000, no person, firm or corporation other than Platinum will be authorized to make, sell, broadcast or otherwise exploit sound recordings featuring artists contractually engaged by Thomas, or any entity owned, co-owned, or controlled by Thomas, for their recording services unless: (i) Thomas first notifies Platinum of all of the material terms and conditions of the proposed agreement


                                          10

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pursuant to which the sound recordings are to be made, sold, broadcast or otherwise exploited, including, but not limited to, the identity of all artists to be recorded, the budgets for recording costs, royalty rates, territory of rights, number of masters to be recorded, advances, term, other financial commitments, and publishing interests, and (ii) Thomas offers to enter into an agreement with Platinum containing the same terms and conditions described in such notice and otherwise in the same form as Platinum's customary recording agreement with artists of the stature involved in such notice. If Platinum does not accept Thomas's offer within thirty (30) days after Platinum's receipt of same, Thomas may then enter into that proposed agreement with the same parties mentioned in such notice, provided that such agreement is consummated with those parties within ninety (90) days after the end of that thirty (30) day period upon terms and conditions that are either the same as, or more favorable to Thomas than, those term and conditions set forth in Thomas's notice and offer to Platinum. If that agreement is not consummated within the latter ninety (90) day period, no party except Platinum will be authorized to make, sell, broadcast or otherwise exploit such sound recordings unless Thomas first offers to enter into an agreement with Platinum as provided in the first sentence of this Paragraph 6. Platinum will not be required, as a condition for accepting any offer made to Platinum pursuant to this Paragraph 6, to agree to any terms or conditions which cannot be fulfilled by Platinum as readily as by any other party (for example, but without limitation, the employment of a particular producer or the use of any particular means or method of distribution or sale).

    7. In the event Thomas fails to elect to extend the term of the Employment Agreement pursuant to amended Paragraph 2(a), Platinum agrees to pay to Thomas a sum equal to the Basic Royalty, as such term is defined, adjusted, calculated, paid, and otherwise interpreted or construed pursuant to the terms of the Employment Agreement, for the sale or other exploitation of sound recordings produced pursuant to agreements between Platinum and its recording artists, or between Platinum and a third person supplying the services of Platinum's recording artists, that are entered during the period commencing January 1, 1997, and ending December 31, 2000, for which Thomas was the procuring cause of the entry of such agreements (but not including any extensions of such agreements beyond their original period, including original option periods)(hereinafter "Finder Agreements").

    8. Thomas agrees to provide Platinum with timely reports of all recoupable recording costs within his knowledge or control that are incurred in connection with the production by him of sound recordings under the Employment Agreement, or as an independent producer after the termination of the Employment Agreement. No costs incurred by Thomas in connection with the production of sound recordings under the Employment Agreement (other than the payment for the use of recording studio facilities owned, co-owned, or controlled by Thomas, or tape costs incurred in connection with recordings produced at such facilities) shall be reimbursed to Thomas except as described in the remainder of this paragraph. Platinum and Thomas agree that costs reimbursable to Thomas shall be limited to the cost of travel by Thomas away from the Chicago metropolitan area (rental car, lodging, business or coach class airfare, car fare) (hereinafter "Reimbursable Costs") directly incurred by Thomas in connection with the production by him of sound recordings under the Employment Agreement, and that the cost of meals for Thomas, the expenses of any related party, any expenses of a personal nature, and any expenses relating to Thomas' efforts to obtain Finder Agreements are specifically excluded from Reimbursable Costs. Notwithstanding the foregoing, in the event Thomas incurs a recoupable third party recording cost that constitutes an approved item in an approved budget in connection with the production by him of sound recordings under the Employment Agreement, Platinum agrees to reimburse Thomas within a reasonable time for such cost; provided, however, that Thomas agrees to use his best efforts to arrange for such costs to be directly billed to Platinum rather than paid by Thomas for reimbursement. Platinum agrees to notify Thomas promptly after the receipt of cost reports (from Thomas and any other party submitting invoices for reimbursement) equal to eighty percent (80%) of the budget of each applicable recording project, and Thomas shall promptly thereafter submit to Platinum an itemization and all supporting documentation for all costs incurred by Thomas in connection with such project. Promptly after the receipt of such itemization and documentation, Platinum shall reimburse Thomas for the amount of Reimbursable Costs set forth in such itemization and documentation, and Thomas and Platinum shall promptly consult with the featured artist involved in such project to insure that such project is completed within the budget.

    9. The parties agree that Thomas shall not be required to produce recordings under the Employment Agreement featuring performers that are not members of either AFTRA of the AF of M.

    10. The parties hereto, and each of them, represent and warrant to each other and agree with each other as follows:

         (a) Each of the parties hereto has received independent legal advice from attorneys of its or his own choice, with respect to the advisability of making the amendment provided for herein, and with respect to the advisability of this agreement by each party, that party's attorneys carefully reviewed this agreement and approved this agreement as to form and substance.

         (b) In negotiating this agreement, each party and its or his attorneys have made various statements and representations to other parties and their attorneys. Nevertheless, each party specifically does not rely upon any statement, representation, legal opinion, or promise of any other party in executing this

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

Agreement or in making the amendment provided for herein, except as expressly stated in this agreement.

         (c) Each party, together with its or his attorneys, has made such investigation of the law pertaining to this agreement, and of all the matters pertaining thereto, as it or he deems necessary.

         (d) The terms of this agreement are contractual and not a mere recital. This agreement is the result of negotiation between the parties, each of whom has participated in the drafting hereof, through its or his respective attorneys.

         (e) This agreement has been carefully read by, the contents hereof are known and understood by, and it is signed freely by, each person executing this agreement.

         (f) Each person executing this agreement in a representative capacity represents and warrants that he is empowered to do so.

    11. This agreement (a) represents the entire agreement between Newco, Thomas, and Platinum concerning the subject matter hereof; (b) is not to be amended, supplemented, varied or discharged except by an instrument in writing;
(c) may be executed in counterparts, each of which shall be deemed an original; and (d) shall be interpreted in accordance with and in all respects governed by the laws of the State of Illinois. If any provision of this agreement is declared void, or otherwise unenforceable, such provision shall be deemed to have been severed from this agreement, which shall otherwise remain in full force and effect.

RIVER NORTH STUDIOS II, INC.           PLATINUM ENTERTAINMENT, INC.



By: /s/ Joe Thomas      5/31/96        By: /s/ Steve Devick
   --------------------------------       ------------------------------------

   /s/ Joe Thomas
   --------------------------------
   JOE THOMAS

                                      EXHIBIT A


                                   PROMISSORY NOTE

$401,000.00                                                May 31, 1996
                                                           Chicago, Illinois

    FOR VALUE RECEIVED, the undersigned promises to pay to the order of Platinum Entertainment, Inc., on demand at any time after the date of December 1, 2000, the principal sum of Four Hundred One Thousand and 00/100ths Dollars ($401,000.00), together with interest thereon at the annual rate of six percent (6%) until paid in full.

    In case of default, the undersigned agrees to pay all costs of collection, including a reasonable attorney's fee, whether or not suit is instituted, and interest at the annual rate of twelve percent (12%) on all sums remaining unpaid from the date of default until payment is made in full. The undersigned consents to the personal jurisdiction of the courts (state and federal) located in Cook County, Illinois for the purposes of any suit based upon this promissory note.

    Presentment for payment, notice of dishonor, and protest are hereby waived by the undersigned. Failure by the holder hereof to exercise any option granted holder shall not constitute a waiver of future rights. Platinum Entertainment, Inc. shall not assign this note to any third party without the consent of the undersigned, and any other assignment, or purported assignment, shall be null and void.


                                       RIVER NORTH STUDIOS II, INC.



                                       By: /s/ Joe Thomas
                                          ----------------

    The undersigned Joe Thomas guarantees, absolutely and unconditionally, the full performance by River North Studios II, Inc. of the above installment promissory note and agrees to indemnify and hold Platinum Entertainment, Inc. harmless from any loss, damage, liability or expense which arise from any failure by

River North Studios II, Inc. to fulfill its obligations, or which are incurred by Platinum Entertainment, Inc. in the enforcement of its rights under this guaranty. The undersigned's liability under this guaranty is direct and immediate, and is not conditioned upon the pursuit by Platinum Entertainment, Inc. of any remedy it may have against River North Studios II, Inc. This guaranty shall not be revocable at any time or for any reason, including, without limitation, any modification of the above installment promissory note, with or without notice to the undersigned. No failure by Platinum Entertainment to exercise any of its rights will operate as a waiver of those rights or any others.


                                       /s/ Joe Thomas
                                       ---------------------------------------
                                       Joe Thomas

                                      EXHIBIT B

    In consideration of the obligations of Platinum Entertainment, Inc. ("Platinum") set forth in an agreement dated as of May 31, 1996 (the "Agreement"), and to induce Platinum to execute and perform its obligations under the Agreement, the undersigned, JOE THOMAS ("Thomas") hereby grants to Platinum a power of attorney and appoints Platinum his attorney in fact with full power of substitution to take acts or bring actions in Thomas' name and endorse checks and collect amounts from or made by licensees, agents and other parties with respect to the Project and the Material (as defined in the Agreement); with the proceed therefrom to be allocated in the manner provided in the Agreement. The foregoing grant of power of attorney is coupled with an interest and is irrevocable.


                                       /s/ Joe Thomas
                                       ---------------------------------------
                                       JOE THOMAS

COUNTY OF COOK     )
                   )  SS
STATE OF ILLINOIS   )

    On this 31st day of May, 1996, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared Joe Thomas, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and subscribed and swore to such instrument and acknowledged that he executed the same.


                                       NOTARY PUBLIC in and for the
                                       aforesaid County and State


My commission expires on:


    12/11/99                           /s/ Samantha L. Whitfield
- --------------------

                                       --------------------------------
                                               "OFFICIAL SEAL"
                                           SAMANTHA L. WHITFIELD
                                       NOTARY PUBLIC, STATE OF ILLINOIS
                                        MY COMMISSION EXPIRES 12/11/99
                                       --------------------------------


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

                                      EXHIBIT C

CONSOLE AND TAPE MACHINES
- -------------------------

SSL 40 Channel console with G series software and monitor
Otari DTR 900 32 track digital machine
Studer A827 24 track analog tape machine
Otari time code DAT machine
Panasonic 3700 DAT machine
2 Tascam 3-heads tape cassette decks
3 Akai tape cassette decks
CD player
2 Lynx modules for locking tape machines
Monitors:          Genelec self-powered
                   Yamaha NS-10
                   Urie Large Monitors
3 power amps to drive both speakers and headphone mix

OUTBOARD GEAR
- -------------

TC M 5000 reverb, compression, and effects unit
AMS reverb unit RMX 16
Lexicon PCM 70
Lexicon PCM 60
DMX delay
Eventide H 3000 SE Harmonizer and effects unit
Lexicon PCM 42
TC 2290
Lex LXP1/MRC
Yamaha SPX 900
Yamaha SPX 90
Roland SRV-330
Tectronics LA2A Compressor
Urie 1176 Compressor
Urie 1178 Stereo Compressor
DBX 160 Stereo Compressor
Dromer Stereo Gate
Urie Metronome
Korg Tuner

SHARED EQUIPMENT
- ----------------
Music stands and chairs
Microphones
Headphones
Mic stands
All cables and adapters
Drum kit
Piano
B3 organ

Direct boxes
Private cue boxes
Baffles
Focusrite module and H3000SE
Pro Disk digital editing unit
technician
Otari MX 8O 24 track tape machine
D 70 keyboard

ADDITIONS
- ---------

Studio D rewired
Video camera and monitor installed to allow view between Studio D
    Performance Space
Install tower for computer for console
CDR


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